EXHIBIT 21.1

LIST OF SUBSIDIARIES

EXHIBIT 21.1

LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY	STATE OF INCORPORATION

Indaba Group, Inc.	Delaware

Pascale Digital, Inc.	Nevada